Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of March 22, 2017 (this “Amendment”), is among INFUSYSTEM HOLDINGS, INC., INFUSYSTEM HOLDINGS USA, INC., INFUSYSTEM, INC., FIRST BIOMEDICAL, INC., IFC LLC (collectively, the “Borrowers”), any other Loan Parties party hereto, and JPMORGAN CHASE BANK, N.A. (the “Lender”).

RECITAL

The Borrowers, any other Loan Parties party thereto, and the Lender are parties to a Credit Agreement dated as of March 23, 2015 (as amended or modified from time to time, the “Credit Agreement”). The Borrowers desire to amend the Credit Agreement, all as set forth herein, and the Lender is willing to do so in accordance with the terms hereof. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:

ARTICLE 1. AMENDMENTS TO CREDIT AGREEMENT.

Upon the satisfaction of the conditions specified in Article 4 hereof, the Credit Agreement is amended as of the date hereof as follows:

1.1     The definition of “Fixed Charges” in Section 1.01 of the Credit Agreement is amended by deleting the phrase therein that reads “plus prepayments and scheduled principal payments on Indebtedness actually made (excluding the prepayment on any debt paid as a result of entering into this Agreement),” and replacing such phrase therein with the phrase “plus scheduled principal payments on Indebtedness actually made (excluding the prepayment on any debt paid as a result of entering into this Agreement).”

1.2     Section 6.12(a) of the Credit Agreement is restated as follows:

(a) Leverage Ratio. The Borrowers will not permit the Leverage Ratio to exceed (i) 3.0 to 1.0 at any time on or after the Effective Date but prior to December 31, 2015, (ii) 2.75 to 1.0 at any time on or after December 31, 2015 but prior to March 31, 2018, (iii) 2.50 to 1.0 at any time on or after March 31, 2018 but prior to March 31, 2019 or (iv) 2.25 to 1.00 at any time on or after March 31, 2019.

ARTICLE 2. REPRESENTATIONS.

In order to induce the Lender to enter into this Amendment, each Borrower represents and warrants to the Lender that the following statements are true, correct and complete:

2.1     The execution, delivery and performance of this Amendment and the other Loan Documents executed in connection herewith are within its powers, have been duly authorized and are not in contravention with any law, or the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.

2.2     Each of this Amendment and the other Loan Documents executed in connection herewith is valid and binding in accordance with its terms.

2.3     After giving effect to the amendments herein contained and the satisfaction of the conditions described in Article 4 below, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof and no Default has occurred and is continuing.

ARTICLE 3. CONDITIONS PRECEDENT.

This Amendment shall be effective as of the date hereof when each of the following is satisfied:

3.1     The Borrowers and the Lender shall have executed this Amendment.

3.2     The Borrowers shall have paid an amendment fee of $25,000 to the Lender.

ARTICLE 4. MISCELLANEOUS.

4.1     References in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time. This Amendment is a Loan Document.

4.2     Except as expressly amended hereby, each Borrower agrees that the Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing.

4.3     Each Borrower represents and warrants that it is not aware of any claims or causes of action against the Lender or any of its affiliates, successors or assigns, and that it has no defenses, offsets or counterclaims with respect to the Secured Obligations. Notwithstanding this representation and as further consideration for the agreements and understandings herein, each Borrower, on behalf of itself and its employees, agents, executors, heirs, successors and assigns (the “Releasing Parties”), hereby releases the Lender and its predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to this Agreement, the other Loan Documents, all transactions relating to this Agreement or any of the other Loan Documents or the business relationship among, or any other transactions or dealings among, the Releasing Parties or any of them and the Released Parties or any of them.

4.4     This Amendment shall be governed by and construed in accordance with the laws of the State of New York. This Amendment shall not be deemed to have otherwise prejudiced any present or future right or rights which the Lender now has or may have under the Credit Agreement or in any other Loan Document and, in addition, shall not entitle any Borrower to a waiver, amendment, modification or other change to, of or in respect of any provision of Credit Agreement or in any other Loan Document in the future in similar or dissimilar circumstances. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and signatures sent by facsimile or other electronic imaging shall be effective as originals.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day and year first above written.

INFUSYSTEM HOLDINGS, INC.

By	/s/ Christopher S. Downs
Name:	Christopher S. Downs
Title:	EVP & Interim Chief Financial Officer

INFUSYSTEM, INC.

By	/s/ Christopher S. Downs
Name:	Christopher S. Downs
Title:	EVP & Interim Chief Financial Officer

FIRST BIOMEDICAL, INC.

By	/s/ Christopher S. Downs
Name:	Christopher S. Downs
Title:	EVP & Interim Chief Financial Officer

IFC LLC

By	/s/ Christopher S. Downs
Name:	Christopher S. Downs
Title:	EVP & Interim Chief Financial Officer

INFUSYSTEM HOLDINGS USA, INC.

By	/s/ Christopher S. Downs
Name:	Christopher S. Downs
Title:	EVP & Interim Chief Financial Officer

JPMORGAN CHASE BANK, N.A.

By	/s/ Cathy A. Smith
Name:	Cathy A. Smith
Title:	Senior Underwriter